                                                                      EXHIBIT 10



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 12, 1999 , relating to the financial statements and financial highlights which appears in the September 30, 1999 Annual Report to Shareholders of The Merger Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Independent Accountants" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin

January 26, 2000